 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021 (June 14, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 266-2103

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(d) Election of Officer and Director

In connection with this transition, on June 14, 2021, the Board approved and ratified an employment agreement with Chia-Lin Simmons, 48, and formally appointed her to the roles of Chief Executive Officer of the Company and member of the Board, effective June 14, 2021. Ms. Simmons will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position, as well as other duties as the Board reasonably determines.

From 2016 to June of 2021, Ms. Simmons served as the CEO and co-founder of LookyLoo, Inc., an artificial intelligence social commerce company. Ms. Simmons currently also serves as a member of the Board of Directors for Servco Pacific Inc., a global automotive and consumer goods company with businesses in mobility, automotive distribution and sales, and entertainment, and for New Energy Nexus, an international organization that supports clean energy entrepreneurs with funds, accelerators and networks.

From 2014 to 2016, Ms. Simmons served as Head of Global Partner Marketing at Google Play, prior to which, between 2010 and 2014, she served as VP of Marketing & Content for Harman International.

Ms. Simmons received her B.A. in Communications, Magna cum Laude and Phi Beta Kappa, from the University of California, San Diego in 1995. She also received her M.B.A. from Cornell University in 2002, and her J.D. from George Mason University in 2005; she is currently a licensed attorney in the State of New York.

The Company is party to an employment agreement with Ms. Simmons, which is dated as of June 8, 2021 and effective as of June 14, 2021 upon ratification of the Board (the “Employment Agreement”). Pursuant to such agreement, Ms. Simmons agreed to serve as our Chief Executive Officer in consideration for an annual cash salary, which was set at $450,000 (“Base Salary”). The Employment Agreement provides for incentive bonuses as determined by the Board, a one-time sign-on bonus of $50,000, and employee benefits, including health and disability insurance, in accordance with our policies, and remain in effect until Ms. Simmons’s employment with the Company is terminated.

Additionally, pursuant to the Employment Agreement and as a material inducement to Ms. Simmons’s acceptance of employment with the Company, the Company offered Ms. Simmons shares of restricted stock of the Company equal to 5% of the issued and outstanding shares of common stock of the Company (the “Stock Award”). The Stock Award was approved by the compensation committee of the Company’s board of directors and such shares were issued in accordance with Nasdaq Listing Rule 5635(c)(4) outside of the Company’s 2017 Stock Incentive Plan and 2013 Long-Term Stock Incentive Plan. In connection with the Stock Award, the parties have entered into a Restricted Stock Award Agreement on June 14, 2021, which agreement contemplates the restricted shares vesting over a 48-month period commencing on June 14, 2021. One fourth of such shares will vest on June 14, 2022. Thereafter, 1/36 of such shares will vest on the first day of each subsequent month until all such shares have vested.

Pursuant to the Employment Agreement, if Ms. Simmons is terminated for any reason, she is entitled to receive (i) a lump sum payment on the date of termination in the amount equal to the sum of Ms. Simmons’s earned but unpaid Base Salary through the date of termination, (ii) her accrued but unused vacation days at Ms. Simmons’s Base Salary in effect as of her date of termination, and (iii) any other benefits or rights Ms. Simmons will have accrued or earned through her date of termination in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company (collectively, the “Accrued Benefits”). Additionally, if Ms. Simmons is terminated due to a change in control (as defined in the Employment Agreement), she will also be entitled to twelve (12) months of her then-current Base Salary payable in twelve (12) equal monthly installments, and coverage under any health insurance plan covering Ms. Simmons and her spouse, or reimbursement for the cost of any comparable plan, for the lesser of twelve (12) months after the termination of her employment, or remainder of the term of her Employment Agreement, as applicable. Alternatively, if Ms. Simmons is terminated as a result of non-extension of the Employment Agreement by the Company, she’ll be entitled, in addition to the Accrued Benefits, to six (6) months of her then-current Base Salary payable in six (6) equal monthly installments, and coverage under any health insurance plan covering Ms. Simmons and her spouse, or reimbursement for the cost of any comparable plan, for six (6) months after the termination of her employment.

There are no arrangements or understandings between Ms. Simmons and any other persons pursuant to which she was appointed as Chief Executive Officer of the Company and as a member of the Board. There are also no family relationships between Ms. Simmons and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On June 16, 2021, the Company issued a press release announcing (i) the appointment of Ms. Simmons as a member of the Board and as Chief Executive Officer of the Company, and (ii) the granting of an inducement grant to Ms. Simmons in accordance with Nasdaq Listing Rule 5635(c)(4). A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement

99.1	Press release of the Company, dated June 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer